Exhibit 10.14
SUBLEASE
     THIS SUBLEASE is dated for references purposes only as of July 27, 2004, and is entered by and between PALMONE, INC., a Delaware corporation (“Sublessor”), and HANSEN MEDICAL, INC., a Delaware (“Sublessee”). Sublessor and Sublessee hereby agree as follows:
     1. Recitals: This Sublease is made with reference to the fact that Spieker Properties, L.P., predecessor-in-interest to EOP-Industrial Portfolio, LLC, a Delaware limited liability company (“Master Lessor”), as Landlord, and Sublessor’s predecessor-in-interest, Handspring, Inc., a Delaware corporation, as Tenant, entered that certain Lease, dated as of May 8, 2000 (“Original Lease”), as amended by that certain First Amendment, dated as of January 31, 2003 (“First Amendment”), with respect to approximately 28,069 rentable square feet (“Premises”) comprising that certain building located at 380 North Bernardo Avenue, Mountain View, California 94043 (“Building” or “Project”), as more particularly described in the Lease. The Original Lease hereinafter shall be referred to as the “Master Lease”, a copy of which is attached hereto as Exhibit A and incorporated by reference herein. The First Amendment shall not be incorporated into this Sublease, and Sublessor represents and warrants for the benefit of Sublessee that the terms and conditions of the First Amendment do not materially increase Sublessee’s obligations nor diminish Sublessee’s rights under this Sublease.
     2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises (“Subleased Premises”). The Subleased Premises and the Project are more particularly described in the Master Lease.
     3. Term:
          A. Term. The term of this Sublease (“Term”) shall be for that period commencing on the later of (i) August 1, 2004, and (ii) the date of Master Lessor’s written consent to this Sublease pursuant to Paragraph 25 below (“Commencement Date”), and ending on June 29, 2008 (“Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms, or the Master Lease is sooner terminated pursuant to its terms. If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee in the condition required by this Sublease on or before the Commencement Date for any reason whatsoever, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder, or extend the Term, but in such case the Rent Commencement Date (as defined in Paragraph 4.D. below) shall be delayed until Sublessor delivers possession of the Subleased Premises to Sublessee in the required condition. Sublessor and Sublessee promptly shall execute a Commencement Date memorandum establishing the Commencement Date, the Rent Commencement Date and the Expiration Date promptly after the Commencement Date has been determined. Sublessee’s failure to execute the Commencement Date memorandum shall not affect the validity of this Sublease or the dates set forth therein. Notwithstanding the foregoing, in the event Sublessor is unable for any reason to deliver possession of the Subleased Premises to Sublessee within ten (10) days following Sublessor’s receipt of Master Lessor’s consent, Sublessee shall have the right to terminate this Sublease by delivering written notice of termination to Sublessor. In such event, Sublessor promptly shall

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return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution of this Sublease (including the Letter of Credit, as defined in Paragraph 5 below if previously delivered to Sublessor), and the return of all such sums shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence.
          B. No Option to Extend. The parties acknowledge that Sublessee has no option to extend the Term of this Sublease.
          C. Early Entry. If Master Lessor’s consent to this Sublease has been obtained prior to August 1, 2004, from and after the date of Master Lessor’s consent until the Commencement Date, Sublessee shall have the right to enter the Subleased Premises for purposes of constructing the Sublessee Improvements (as defined in Paragraph 14 below). Such early entry shall be subject to all of the terms and conditions of this Sublease (including, without limitation, obligations relating to Sublessee’s insurance) except for the obligation to pay Rent, and except that such early occupancy shall not advance the Commencement Date or the Expiration Date of this Sublease.
     4. Rent:
          A. Monthly Base Rent. Subject to the provisions of Paragraph 4.D. below, commencing on the Commencement Date and continuing throughout the Term, Sublessee shall pay to Sublessor monthly base rent (“Monthly Base Rent”) for the Subleased Premises in equal monthly installments as set forth below:

			Total Monthly
Months	Base Rent	Expenses	Base Rent
1 — 6	$0.00 (First Rent Abatement Period, as defined below)	No charge	$0.00

7 — 12	$0.50 per rentable sf for 15,000 feet, or $7,500.00 per month	$0.26 per rentable sf for 28,069 feet, or $7,297.94 per month	$14,797.94

13 — 15	$0.00 (Second Rent Abatement Period, as defined below)	No charge	$0.00

16 — 24	$0.65 per rentable sf for 28,069 feet, or $18,244.85 per month	$0.26 per rentable sf for 28,069 feet, or $7,297.94 per month	$25,542.79

25 — 36	$0.70 per rentable sf for 28,069 square feet, or $19,648.30 per month	$0.26 per rentable sf for 28,069 feet, or $7,297.94 per month	$26,946.24

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			Total Monthly
Months	Base Rent	Expenses	Base Rent
37 — Expiration Date	$0.75 per rentable sf for 28,069 square feet, or $21,051.75 per month	$0.26 per rentable sf for 28,069 feet, or $7,297.94 per month	$28,349.69
As used herein, “month” shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined in Paragraph 4.B. below) for any period during the Term hereof which is for less than one month of the Term shall be a prorata portion of the monthly installment based on a 30-day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at palmOne, Inc., 400 N. McCarthy Boulevard, Milpitas, California 95035-5112, Attn: Accounts Receivable, or such other address as may be designated in writing by Sublessor.
          B. Additional Rent. In addition to Monthly Base Rent, Sublessee also shall pay Sublessee’s own telephone, telecommunications, internet and data communications charges, and all utilities charges pursuant to Section 15.A. of the Master Lease. All monies required to be paid by Sublessee under this Sublease (except for Monthly Base Rent, as defined in Paragraph 4.A.) shall be deemed additional rent (“Additional Rent”). Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent.”
          C. Payment of First Month’s Rent. Upon the execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of Fourteen Thousand Seven Hundred Ninety-Seven and 94/100 Dollars ($14,797.94), which sum shall constitute Monthly Base Rent for the seventh (7th) month of the Term.
          D. Rent Abatement Periods. Notwithstanding anything to the contrary contained in this Paragraph 4, Sublessee shall not be obligated to commence paying Rent for the Subleased Premises until the date (“Rent Commencement Date”) that is six (6) months after the Commencement Date (“First Rent Abatement Period”). In addition, Sublessee shall not be obligated to pay Rent for the Subleased Premises for Months 13, 14 and 15 (“Second Rent Abatement Period”) of the Term.
          E. Failure to Pay Rent; Late Charges. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of Monthly Base Rent, Additional Rent or other sums hereunder shall cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Sublessor by the terms of the Master Lease. Accordingly, if any installment of Monthly Base Rent, Additional Rent or any other sum due from Sublessee to Sublessor shall not be received by Sublessor within five (5) days after the date such amount shall be due, then, without any requirement for notice to Sublessee, Sublessee shall pay to Sublessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee’s default with respect to such overdue amount, or prevent Sublessor from exercising any of the other rights and

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remedies granted hereunder. Interest on any such late payment (“Interest Rate”) shall be imposed pursuant to Section 26.E. of the Master Lease.
     5. Letter of Credit:
          A. Terms of Letter of Credit. As consideration for value received and a further incentive to maintain Sublessor’s willingness to enter into this Sublease, and as a security deposit and additional collateral so as to compensate Sublessor for future damages it may suffer by reason of Sublessee’s defaults hereunder, Sublessee shall deliver to Sublessor, not later than ten (10) days after the date of Sublessee’s execution of this Sublease, an unconditional, clean, irrevocable letter of credit in the amount of Fifty-Four Thousand Seven Hundred Thirty-Five and No/100 Dollars ($54,735.00) (“LC Amount”) (which sum is equal to three (3) months’ Base Rent payable by Sublessee for Months 16 through 24 of the Sublease Term), which letter of credit shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Silicon Valley office which will negotiate a letter of credit and whose deposits are insured by the FDIC) reasonably acceptable to Sublessor, shall be for a term continuing through the last day of the forty-five (45) — day period following the Expiration Date (or shall contain an “evergreen” provision which provides that it automatically is renewed on an annual basis unless the issuer delivers forty-five (45) days’ prior written notice to Sublessor and Sublessee), shall permit partial draws, shall provide that draws thereunder will be honored upon receipt by issuer of the letter of credit and a written statement signed by Sublessor or its authorized agent stating that Sublessor is entitled to draw down on the letter of credit, shall be freely transferable and shall be in a form and content reasonably acceptable to Sublessor. Notwithstanding the foregoing, provided Sublessee is not in default in the payment of Rent or the performance of its other obligations under this Sublease, Sublessee shall have the right to immediately terminate such letter of credit in the event the Master Lease shall terminate prior to the Expiration Date due to Sublessor’s breach of its obligations under Paragraph 35.B. below. Such letter of credit, together with any other renewal or replacement letters of credit delivered or to be delivered by Sublessee hereunder shall be referred to collectively herein as the “LC”. The LC shall provide for forty-five (45) business days’ prior written notice to Sublessor of cancellation or material change thereof, and shall further provide that, in the event of any non-extension of the LC (if the term of the LC is for a period shorter than the Term of this Sublease) at least forty-five (45) business days prior to its expiration, the entire face amount shall automatically be paid to Sublessor, and Sublessor shall hold the funds so obtained for application to any current or future obligations of Sublessee. If for any reason such automatic payment does not occur in the event of a non-extension at least forty-five (45) days prior to expiration, Sublessor shall be entitled to present its written demand for payment of the entire face amount of the LC, and the proceeds therefrom so obtained shall be held as provided below. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining the LC. Additionally, upon a proposed sale or other transfer of any interest in the Premises, this Sublease or Sublessor (including consolidations, mergers or other entity changes), Sublessee, at its sole cost and expense and upon ten (10) business days’ notice, shall, concurrent with Sublessor’s delivery to Sublessee of the then outstanding LC, deliver to any such transferee, successor or assign a replacement LC on identical terms (except for the stated beneficiary) from the same issuer or another bank acceptable to Sublessor, in Sublessor’s reasonable discretion, naming the new sublessor as the beneficiary thereof. The LC shall not be mortgaged, assigned or encumbered in

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any manner whatsoever by Sublessee without Sublessor’s prior written consent, which may be withheld in Sublessor’s sole discretion.
          B. Application of LC. The LC shall be held by Sublessor without liability for interest and as security for performance by Sublessee of its obligations under this Sublease. The LC, and any proceeds therefrom, is not an advance payment of Rent or a measure or limit of Sublessor’s damages upon Sublessee’s default under this Sublease, and Sublessor shall not be required to keep any proceeds from the LC separate from Sublessor’s general funds or to pay interest thereon. If Sublessee defaults (following any applicable grace periods, it being understood that no notice of a default by Sublessee hereunder need be given by Sublessor to Sublessee if Sublessee is the subject of a bankruptcy proceeding) with respect to any provision of this Sublease, including, but not limited to, provisions relating to the payment of Rent, Sublessor may, but shall not be required to, draw down upon all or any portion of the LC for payment of any Rent or other sum in default, and/or for the payment of any amount that Sublessor may spend or may become obligated to spend by reason of Sublessee’s default or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. The use, application or retention of the LC, or any proceeds therefrom, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law or in equity, it being intended that Sublessor shall not first be required to proceed against the LC, and the LC and any proceeds therefrom shall not operate as a limitation on any recovery to which Sublessor otherwise may be entitled. Sublessee hereby waives any restriction on the use or application of the Security Deposit by Sublessor as set forth in California Civil Code Section 1950.7. If all or any portion of the LC is drawn upon, Sublessee, within five (5) days after written notice from the issuer or Sublessor of the amount so applied, shall reinstate the LC to the LC Amount required under this Sublease by providing either cash (so that the full amount of cash and LC proceeds held by Sublessor equals the LC Amount) or a replacement LC upon the identical terms and conditions set forth in this Paragraph, and if all or any portion of the LC again is used or applied, Sublessee shall, within five (5) days after written demand therefor, again reinstate the LC to the LC Amount required under this Sublease by providing either cash (so that the full amount of cash and LC proceeds held by Sublessor equals the LC Amount) or a replacement LC upon the identical terms and conditions set forth in this Paragraph. Sublessee’s failure to provide Sublessor with cash in the required amount or to reinstate the LC as required hereunder shall be a material default under this Sublease, without any obligation of Sublessor to provide any additional notice of default, and Sublessor shall be permitted to draw down the entire balance of the LC and apply it to any current or future obligations of Sublessee in such event. Sublessee hereby grants to Sublessor a security interest in the LC and any cash proceeds therefrom in accordance with the applicable provisions of the California Uniform Commercial Code.
          C. Return of LC. Within thirty (30) days after the later of the expiration or earlier termination of this Sublease, the date that Sublessee surrenders the Subleased Premises in the condition required by this Sublease and the date upon which the LC expires, if Sublessee is not then in default hereunder, Sublessor shall return to Sublessee (without interest) the LC or so much of the proceeds of the LC as have not been applied by Sublessor pursuant to this Paragraph, or which are not otherwise required to cure Sublessee’s defaults.
     6. Parking: Sublessee shall have the exclusive right to use all of the parking spaces serving the Building during the Sublease Term. Sublessee shall use the parking spaces in strict

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accordance with the provisions of the Master Lease with respect thereto, including, without limitation, the provisions of Exhibit A to the Master Lease.
     7. Condition of Premises: On the Commencement Date, Sublessor shall deliver the Subleased Premises to Sublessee in broom-clean condition, with the HVAC, electrical, and plumbing systems, and the roof, ceiling tiles and lighting, exclusive, however, of the Sublessee Improvements, in good working condition. If during the first thirty (30) days after the Commencement Date the foregoing are not in the required condition, Sublessee shall so notify Sublessor in writing, and Sublessor, at no cost to Sublessee, shall make such repairs (but not replacements or restorations) as reasonably are required to place the item in good working condition; provided, however, that Sublessor shall not be obligated to make any repairs resulting from damage caused by Sublessee, its agents employees or contractors, or as a result of the Sublessee Improvements (as defined in Paragraph 14 below), all of which repairs shall be performed and paid for by Sublessee. Other than as provided in the foregoing sentence and in Paragraph 7.B. below, Sublessor shall deliver the Subleased Premises to Sublessee in its “as-is, with all faults” condition, and Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990). Except as otherwise expressly set forth in this Sublease, Sublessee shall look solely to the Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.
     8. Indemnifications.
          A. Sublessee’s Indemnification. In addition to the indemnifications set forth in the Master Lease, including, without limitation, Sections 8.C. and 37.D., and except to the extent caused by Sublessor’s gross negligence or willful misconduct, or that of its agents, employees contractors, sublessees or assignees, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees), caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessee or its employees, contractors, agents, sublessees, assignees or invitees; or (ii) a breach of Sublessee’s obligations under this Sublease; or (iii) a breach of Sublessee’s obligations under the Master Lease to the extent incorporated herein. The foregoing indemnifications and those contained in the Master Lease incorporated by reference herein shall survive the expiration or earlier termination of this Sublease.
          B. Sublessor’s Indemnification. In addition to the indemnification set forth in Section 8.D. of the Master Lease, and except to the extent caused by Sublessee’s negligence or willful misconduct, or that of its agents, employees, contractors, sublessees or assignees, Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold harmless Sublessee from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees), caused by or arising in connection with: (i) a breach of Sublessor’s obligations under this Sublease; (ii) a breach of Sublessor’s obligations under the Master Lease to the extent not made the obligation of Sublessee pursuant to this Sublease, or (iii) Hazardous Materials used, stored,

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treated, transported, released or disposed of by Sublessor, its agents, employees or contractors on, in or under the Subleased Premises. The foregoing indemnifications and those contained in the Master Lease incorporated by reference herein shall survive the expiration or earlier termination of this Sublease.
     9. Right to Cure Defaults: If Sublessee fails to pay any sum of money when due to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, upon two (2)- business days’ prior notice to Sublessee, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate. If Sublessor fails to pay any sum of money when due to Master Lessor, or fails to perform any other act on its part to be performed hereunder, then Sublessee may, but shall not be obligated to, upon ten (10) days’ prior notice to Sublessor, make such payment or perform such act, and Sublessee shall be entitled to reimbursement for such sums, costs and expenses so paid, together with interest thereon at the Interest Rate until paid.
     10. Assignment and Subletting: Except in strict accordance with the terms of Article 21 of the Master Lease, Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another party (“Transfer”), and Sublessee shall obtain the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed, and of Master Lessor to any proposed Transfer. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. As a condition of granting its consent to any assignment or subletting, Sublessor shall require that Sublessee pay to Sublessor, as Additional Rent, fifty percent (50%) of all rent or other consideration received by Sublessee in excess of the Rent called for under this Sublease, after deducting the costs permitted to be deducted pursuant to Section 21.A. of the Master Lease, and after payment to Master Lessor of any Bonus Rent required to be paid pursuant to Section 21.A. of the Master Lease. Any Transfer without the consents required by this Paragraph shall be void and shall, at the option of Sublessor, terminate this Sublease. Sublessor’s consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease, unless the consent expressly so provides. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, if Sublessee desires to assign this Sublease or sub-sublease all or a portion of the Subleased Premises, Sublessor shall have the right to terminate this Sublease, in the event of an assignment, or, in the event of a sub-sublease, to terminate this Sublease with respect to that portion of the Subleased Premises that is the subject of Sublessee’s request for consent.
     11. Use: Sublessee may use the Subleased Premises only for the uses permitted in the “Permitted Use” section of the Basic Lease Information portion of the Master Lease (i.e., general office, light research and development, storage and shipping of small volumes of product and legal related uses) and for no other purpose. Notwithstanding the foregoing to the contrary, Sublessor hereby consents to Sublessee’s use of the Subleased Premises for assembly and light manufacturing of minimally-invasive medical devices, such as catheter based devices to address cardio-vascular disease, but nothing herein shall be deemed to relieve Sublessee from the obligation to obtain Master Lessor’s consent to such uses. If Master Lessor refuses to consent to Sublessee’s requested use of the Subleased Premises, this Sublease shall terminate as of the date

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of such refusal, neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof (including the Letter of Credit, if previously delivered to Sublessor). The return of all sums paid by Sublessee to Sublessor shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to this Paragraph.
     Upon demand, Sublessee shall pay to Sublessor all taxes or charges imposed by applicable governmental authorities against the Subleased Premises or Sublessor, so long as such tax or assessment is directly related to Sublessor’s interest in the Subleased Premises (including, without limitation, assessments imposed as a consequence of the occurrence, storage, use or disposal of Hazardous Materials (as defined in Section 37 of the Master Lease) by Sublessee, its agents, employees, contractors, sublessees, assignees or invitees in or about the Subleased Premises or the Building). Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises, or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises. Sublessee shall comply with all rules and regulations promulgated from time to time by Master Lessor.
     12. Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the lessee’s interest under the Master Lease. In the event of any transfer of said lessee’s interest, the Sublessor shall be and hereby is entirely relieved of all covenants and obligations of the Sublessor hereunder from and after the effective date of the transfer, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations to be performed by Sublessor hereunder from and after the date of the transfer. Subject to the provisions of Paragraph 5 above, Sublessor shall transfer and deliver any security of Sublessee to the transferee of said lessee’s interest in the Master Lease, and thereupon the Sublessor shall be discharged from any further liability with respect thereto.
     13. Acceptance: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is, with all faults” basis and Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as set forth in Paragraph 7 above. Sublessee hereby represents to Sublessor that (i) Sublessee has fully inspected the Subleased Premises and the physical condition thereof, including, without limitation, accessibility and location of utilities and improvements, zoning and earthquake preparedness, which in Sublessee’s judgment affect or influence Sublessee’s use of the Subleased Premises and Sublessee’s willingness to enter into this Sublease, (ii) Sublessee is relying on its inspection in subleasing the Subleased Premises, and (iii) Sublessee has received no representations or warranties from Sublessor other than with respect to the physical condition of the Premises (as set forth in Paragraph 7 above) on which Sublessee has relied in entering into this Sublease.

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     14. Improvements:
          A. Alterations and Improvements. No alterations or improvements (including, without limitation, the Sublessee Improvements defined on Exhibit B attached hereto and incorporated by reference herein) shall be made to the Subleased Premises except in strict accordance with this Sublease and Articles 8 and 12 of the Master Lease, and only with the prior written consent of both Master Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld or delayed.
          B. Sublessee Improvements. Sublessor approves in concept (with final approval, which shall not be unreasonably withheld or delayed, subject to review and approval of Sublessee’s final plans in connection therewith) certain improvements to be constructed in the Subleased Premises by Sublessee as more particularly described on Exhibit B (“Sublessee Improvements”). Nothing contained in the foregoing conceptual approval, however, shall be deemed to release Sublessee from the obligation to obtain the Master Lessor’s consent to the Sublessee Improvements. Within five (5) days after Sublessee’s execution of this Sublease, Sublessee shall deliver to Sublessor and Master Lessor plans and specifications for the Sublessee Improvements containing detail sufficient to permit Master Lessor and Sublessor to review and approve, condition or disapprove such plans in accordance with the applicable provisions of the Master Lease. Sublessee shall make such modifications to the plans and specifications as are reasonably requested by Sublessor and/or Master Lessor. If Master Lessor refuses to consent to the Sublessee Improvements, or if Master Lessor fails to approve or conditionally approve the plans and specifications within twenty (20) days after Sublessee’s delivery thereof, Sublessor’s approval, if previously given, shall be deemed rescinded, and if not previously given shall be withheld, in which case Sublessee shall have the right to terminate this Sublease. In such event, Sublessor promptly shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution of this Sublease, and the return of all such sums shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence. If Sublessee intends to construct alterations or improvements to the Subleased Premises other than those described as Sublessee Improvements, Sublessee shall be obligated to obtain Sublessor’s and Master Lessor’s prior written consent to such alterations or improvements. Sublessor shall not be required to provide a tenant improvement allowance to Sublessee in connection with Sublessee’s construction of any alterations or improvements, all of which shall be constructed at Sublessee’s sole cost and expense. Sublessee acknowledges and agrees that the free rent described in Paragraph 4 of this Sublease is provided to Sublessee in lieu of any tenant improvement allowance.
          C. Removal of Improvements. Upon the expiration or earlier termination of this Sublease, if required by Sublessor and/or Master Lessor, Sublessee, at its sole cost and expense, shall be responsible for removing any and all alterations or improvements (including, without limitation, the Sublessee Improvements) installed in the Subleased Premises by Sublessee and restoring the Subleased Premises to its condition immediately prior to the alteration or improvement. Notwithstanding anything to the contrary contained herein, if requested by Sublessee in writing, Sublessor shall notify Sublessee at the time that Sublessee requests Sublessor’s approval to the final plans for the Sublessee Improvements whether Sublessor shall require removal thereof upon the expiration or earlier termination of this Sublease. If Master Lessor requests removal, however, any agreement by Sublessor that the

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Sublessee Improvements need not be removed shall be deemed null and void and of no force or effect.
     15. Waiver of Subrogation and Release: Sublessor and Sublessee hereby release each other from any injury to persons, damage to property, or loss of any kind which is caused by or results from any risk insured against under any valid and collectable property insurance policy carried or required to be carried by either party. Each party shall cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by such policy. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent, for any reason, including, without limitation: (i) failure or interruption of any utility system or service; or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease. Notwithstanding the foregoing to the contrary, to the extent that Rent is abated for Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease, Sublessee’s Rent obligations with respect to the Subleased Premises also shall be abated. Sublessor and Sublessee are corporations or other business entities, and the obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such corporation or business entity.
     16. Default: Sublessee’s performance of each of its obligations under this Sublease constitutes a condition as well as a covenant, and Sublessee’s right to continue in possession of the Subleased Premises is conditioned upon such performance. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits, or is responsible for the occurrence of, any of the events of default set forth in Article 26 of the Master Lease. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, if Sublessee fails to pay any installment of Monthly Base Rent, or any other payment required by this Sublease, within five (5) days after the date that such sum is due, Sublessee shall be in default under this Sublease, without any requirement for prior written notice thereof from Sublessor.
     17. Remedies: In the event of any default by Sublessee under this Sublease (including, without limitation, a default pursuant to Article 26 of the Master Lease), Sublessor shall have all remedies provided by applicable law and in equity, including, without limitation, all rights pursuant to Article 26 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.
     18. Surrender: On or before the Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its trade fixtures and all alterations and improvements, including, without limitation, the Sublessee Improvements (if removal is required by Sublessor and/or Master Lessor pursuant to the provisions of Paragraph 14.C above), and shall surrender the Subleased Premises to Sublessor in the condition received, reasonable wear and tear and casualty excepted, and otherwise in the condition required by Article 36 of the Master Lease, free of Hazardous Materials stored, used or disposed of by Sublessee, its agents, employees, contractors, sublessees, assignees and invitees. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

10.

Sublessee shall indemnify, defend, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys’, consultants’ and experts’ fees) resulting from Sublessee’s delay in surrendering the Subleased Premises, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. The indemnification set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease.
     19. Brokers: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction, except Cornish & Carey Commercial, representing Sublessor and Sublessee in dual agency (“Broker”). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder. Sublessor shall be responsible for payment of any brokerage commission due to the Broker in connection with this Sublease pursuant to the terms of a separate agreement between Sublessor and Cornish & Carey Commercial.
     20. Notices: Unless five (5) days’ prior written notice is given in the manner set forth in this Paragraph, the addresses of Sublessor and Sublessee for all purposes connected with this Sublease shall be the addresses set forth below their respective signatures. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered, or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt or other documentation for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
     21. Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.
     22. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.
     23. Attorneys’ Fees: If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, consultants’ and experts’ fees, court and other costs pursuant to the provisions of Article 33 of the Master Lease.
     24. Other Sublease Terms:
          A. Incorporation By Reference. Except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include various Sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and

11.

“Sublessee”, respectively, except as expressly set forth herein; (iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s commercially reasonable good faith efforts (without requiring Sublessor to spend more than a nominal sum and otherwise at Sublessee’s sole cost) to obtain the Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or fewer to perform, Sublessee shall have two (2) business days to perform); (vi) Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease, or other obligations or liabilities of Master Lessor under the Master Lease with respect to compliance with laws, condition of the Premises or Hazardous Materials, and (c) obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Premises, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublessor liable therefor; and (vii) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both the Master Lessor and the Sublessor, and the approval of Sublessor may be withheld if the Master Lessor’s consent is not obtained.
     The following paragraphs of the Master Lease are hereby incorporated into this Sublease:
     Basic Lease Information Sections “Project Description”, “Building Description”, “Premises”, “Permitted Use” and “Parking Density”;
     Articles 4 and 5, except that reference to “Landlord” in Section 4.A. and the first sentence of Article 5 shall mean only Master Lessor;
     Articles 8 and 9, except that (i) references to “Landlord” in the first sentence of Section 8.A. and in Section 8.A.(i) shall mean only Master Lessor; and (ii) the reference to “Spieker Properties, Inc.” in the first sentence of Section 8.C. hereby is deleted;
     Article 10, except that references to “Landlord” in the first and fourth sentences shall mean only Master Lessor;
     Article 11, except that the last three (3) sentences of Article 11 hereby are deleted;
     Article 12, except that the first phrase of the second-to-last sentence of Article 12, consisting of the words “In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses,” hereby is deleted;
     Articles 13 through 18, except that references to “Landlord” in Article 16 shall mean only Master Lessor;

12.

     Articles 20 through 22, except that references to “Landlord” in the first sentence of Article 20 shall mean only Master Lessor;
     Articles 23 and 24, except that (i) references to “Landlord” in Sections 23.A., 23.C., 24.A., 24.B., 24.C., 24.D., and 24.F. shall mean only Master Lessor, and (ii) the termination rights granted to “Tenant” in Articles 23 and 24 may be exercised by Sublessee only with the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed;
     Articles 26 and 27, except that Section 26.D. hereby is deleted;
     Article 29, except that references to “Landlord” shall mean only Master Lessor;
     Article 31;
     Article 32, except that (i) Section 32.A. hereby is deleted, and (ii) Section 32.B. hereby is incorporated only for purposes of sending notices to Master Lessor;
     Articles 33 through 37, except that (i) the references to “Landlord” in Section 37.E. shall mean only Master Lessor, and (ii) Sublessee shall complete the Hazardous Materials Questionnaire in the form attached hereto as Exhibit C and incorporated by reference herein at the times required by Article 37, and references to “Exhibit D” or the “Hazardous Materials Questionnaire” in Article 37 shall be deemed references to Exhibit C attached hereto;
     Article 38, except that references to “Landlord” in Section 38.J. shall mean only Master Lessor;
     Article 40; and
     Exhibits A and B.
          B. Assumption of Obligations: This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder, provided, however, that in the event of a conflict between the provisions of this Sublease and the provisions of the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein; (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein; and (iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys’ and experts’ fees) arising out of Sublessee’s failure to comply with or to perform Sublessee’s obligations hereunder or the obligations of the “Tenant” under the Master Lease as herein provided, or to act or omit to act in any manner which will constitute a breach of the Master Lease. The foregoing indemnification shall survive the termination of this Sublease.
          C. Performance by Sublessor. Sublessor shall not be required to furnish, supply or install anything required of Master Lessor under any Article of the Master Lease. Sublessor shall have no liability or responsibility whatsoever for Master Lessor’s failure or

13.

refusal to perform under the Master Lease. Sublessor’s obligation to use its commercially reasonable good faith efforts to cause Master Lessor to observe and perform its obligations under the Master Lease shall not be a guarantee by Sublessor of Master Lessor’s compliance with the provisions of the Master Lease, and in no event shall Sublessor be required to initiate any litigation proceedings or file suit against Master Lessor, provided that Sublessor shall assign and transfer to Sublessee any cause of action that it might otherwise have against Master Lessor in the event of a material breach by Master Lessor of its obligations under the Master Lease. With respect to the Master Lease as it applies, to the extent incorporated herein, to the Subleased Premises, Sublessor shall have no liability to Sublessee for any matter whatsoever, including, without limitation, with respect to any expiration or earlier termination of the Master Lease or this Sublease, except for (i) Sublessor’s obligation to pay the rent due under the Master Lease, and (ii) Sublessor’s obligation to perform its obligations under this Sublease, including, without limitation, its obligations under Paragraph 35.B. below.
     25. Condition Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon obtaining the written consent of the Master Lessor to this Sublease. Sublessee shall provide to Master Lessor all financial and other information requested by Master Lessor pursuant to Article 25 of the Master Lease, and Sublessee’s failure to do so shall cause the thirty-five (35)- day period within which to obtain Master Lessor’s consent to be extended one (1) day for each day of delay caused by Sublessee’s failure to provide the requested information. If Sublessor fails to obtain the Master Lessor’s consent, upon terms and conditions reasonably acceptable to Sublessor and Sublessee, within thirty-five (35) days after the date on which Sublessor delivers a fully executed copy of this Sublease to Master Lessor, then either Sublessor or Sublessee may terminate this Sublease by giving the other party ten (10) days’ prior written notice, in which case this Sublease shall terminate on the day following the last day of the ten (10)- day notice period (unless Master Lessor’s consent is obtained during such ten (10)- day period, in which case this Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof (including the Letter of Credit if previously received by Master Lessor). The return of all sums paid by Sublessee to Sublessor shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to this Paragraph including, without limitation, a termination resulting from Sublessor’s determination that any term or condition proposed by Master Lessor to be included in a consent is unacceptable.
     26. Signage: Sublessee’s rights with respect to signage shall be as set forth in Article 13 of the Master Lease, subject to the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed, and of Master Lessor. Sublessee shall be responsible for the cost of any signage permitted to be installed by Sublessor and Master Lessor, and shall be responsible for the removal of Sublessee’s signs (including, without limitation, the monument signage identified below) upon the expiration or earlier termination of this Sublease, and for the cost to restore any damage caused by such removal. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessee shall have the right to use the existing monument sign, subject to Sublessor’s consent (which shall not be unreasonably withheld or delayed), Master Lessor’s consent and the applicable ordinance, rules and regulations promulgated by the City of Mountain View with respect thereto. Sublessee shall bear all costs incurred with respect to the monument signage.

14.

     27. No Offer. Submission of this Sublease for examination or signature by Sublessee does not constitute a reservation of, option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery by both Sublessor and Sublessee, subject, however, to the provisions of Paragraph 25 above.
     28. Sublessee’s Financial Statements: Sublessee shall deliver to Sublessor its financial statements and other required information pursuant to and in accordance with the provisions of Article 17 of the Master Lease.
     29. Estoppel Certificates: Within five (5) business days after receipt of demand by Sublessor or Master Lessor, Sublessee shall execute and deliver to Sublessor an estoppel certificate to Sublessor in connection with the Sublease in the form required pursuant to Article 18 of the Master Lease.
     30. Holding Over: If Sublessee holds over in the Subleased Premises after the expiration or sooner termination of the Term of this Sublease without the prior written consent of Sublessor, Sublessee shall be deemed a month-to-month tenant and the Monthly Base Rent during the holdover period shall be 150% of the monthly base rent payable by Sublessor to Master Lessor during the last month of the term of the Master Lease. Nothing in this Paragraph shall be deemed to permit Sublessee to hold over beyond the expiration or earlier termination of the Term of this Sublease, and Sublessee shall indemnify, defend, protect and hold harmless Sublessor and Master Lessor from and against any and all claims for damages as the result of the failure of Sublessee to surrender the Subleased Premises in the condition required by this Sublease upon the expiration or sooner termination of the Term of this Sublease. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.
     31. Sublessee’s Insurance: Sublessee agrees to name both Master Lessor and Sublessor as additional insureds under the insurance policies which Sublessee is required to obtain and maintain under Article 8.B. of the Master Lease. Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be obligated to deliver the Subleased Premises to Sublessee until Sublessee has provided to Sublessor the certificates of insurance required by Section 8.B. of the Master Lease.
     32. Hazardous Materials: Concurrent with Sublessee’s execution of this Sublease, Sublessee shall complete and submit to Sublessor and Master Lessor the Hazardous Materials Disclosure attached as Exhibit C. This Sublease shall be contingent upon Sublessor’s and Master Lessor’s consent to the contents of Exhibit C. Sublessee’s consent to the completed Exhibit C shall not be unreasonably withheld or delayed, but If Master Lessor does not consent, Sublessor’s consent shall be deemed null and void and of no force or effect.
     33. Personal Property: During the Term of this Sublease, Sublessee shall have the right to use the furniture and other personal property currently located in the Subleased Premises, all as more particularly described on Exhibit D attached hereto and incorporated by reference herein. Sublessee acknowledges that Sublessee is taking possession of the Personal Property on an “as is, where is, with all faults” basis, and that Sublessee is not relying on any representations or warranties of any kind whatsoever, express or implied, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose; provided, however,

15.

that Sublessor represents for the benefit of Sublessee that Sublessor owns the Personal Property free and clear of all liens. Sublessor shall have no obligation to repair, maintain, replace or insure the Personal Property, all of which shall be the obligation of Sublessee. So long as Sublessee has not been in default, beyond applicable notice and cure periods, during the Term of the Sublease, then, not later than the date that is thirty (30) days prior to the expiration of this Sublease, or, if this Sublease terminates earlier than the expiration date, then on such early termination date (so long as the termination is not the fault of Sublessee), Sublessor, for the sum of One Dollar ($1.00), shall transfer the Personal Property to Sublessee by bill of sale (“Bill of Sale”) in substantially the form of Exhibit E attached hereto and incorporated by reference herein. Sublessee shall take ownership of the Personal Property in its “as-is, where-is, with all faults” condition, and shall be solely responsible for removal thereof upon the expiration or earlier termination of this Sublease.
     34. Sublessor’s Representations:
          A. No Existing Defaults. Sublessor represents and warrants to Sublessee that, to the best of Sublessor’s actual knowledge, the Master Lease is in full force and effect, and Sublessor has neither given nor received a notice of default under the Master Lease.
          B. Preservation of Master Lease. Sublessor covenants and agrees that Sublessor shall not voluntarily terminate the Master Lease during the Term unless and until Master Lessor has agreed in writing to continue the Sublease in full force and effect as a direct lease between Master Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of the Sublease for the balance of the Term hereof. If Master Lessor so consents, Sublessee shall attorn to Master Lessor in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Master Lessor. In addition, Sublessor shall not modify or amend the Master Lease in a manner that materially adversely affects Sublessee’s rights hereunder.
Sublessor shall indemnify, defend and hold Sublessee harmless from and against any and all claims, demands, losses, costs (including reasonable attorneys’ fees and disbursements), damages, injuries or expenses incurred by Sublessee as a result of Sublessor’s breach of any of the representations, warranties or covenants set forth in this Paragraph 35.
[SIGNATURES APPEAR ON NEXT PAGE]

16.

     IN WITNESS WHEREOF, the parties have executed this Sublease on the day and year first above written.

SUBLESSEE:		SUBLESSOR:

HANSEN MEDICAL, INC.,		PALMONE, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Frederic H. Moll	By:	/s/ Marina Levinson

Its:	CEO	Its:	VP and CIO

By:	/s/ Robert Younge

Its:	CTO

*Address:	811 Hansen Way		Address:	400 N. McCarthy Boulevard

	Palo Alto, CA 94304			Milpitas, CA 95035-5112

	Attn:	Joan Mechan		Attn: Real Estate & Site Services

Telephone:	(650) 565-7001		Telephone:	(408) 503-1917

*effective August 23, 2004 — 380 N. Bernardo

17.

EXHIBIT “A”
MASTER LEASE

EXHIBIT “B”
SUBLESSEE IMPROVEMENTS
     The improvements set forth on those certain plans last revised July 20, 2004 and prepared by W.H.L. Architects-Planners, Inc., attached hereto and incorporated by reference herein, may be installed by Sublessee in the Subleased Premises, but only in accordance with the provisions of Paragraph 14 of the Sublease.

EXHIBIT “C”
HAZARDOUS MATERIALS QUESTIONNAIRE
     This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in the lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.
1.	PROPOSED TENANT
     Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency): Hansen Medical, Inc.

Standard Industrial Classification Code (SIC): _____________

Street Address:	811 Hansen Way

City, State, Zip Code:	Palo Alto, CA 94304

Contact Person & Title:	Dan Adams, Senior Mechanical Engineer

Telephone Number:.	(650) 565-7014

Facsimile Number:	(650) 565-7020
2.	LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address:	380 North Bernardo Avenue

City, State, Zip Code:	Mountain View, CA 94043-5203

Bordering Streets:	Between Central Expressway and Middlefield Road

Streets to which Premises has Access: Bernardo
3.	DESCRIPTION OF PREMISES

Floor Area:	28,069 square feet

Number of Parking Spaces: ______________

Date of Original Construction: ______________

Past Uses of Premises:	manufacturing and open office

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any: ________________
4.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? No Do they now? No

If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.

5.	PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes

City or County Sanitation District	No

State Department of Health Services	No

U.S. Nuclear Regulatory Commission	No

Air Quality Management District	No

Bureau of Alcohol, Firearms and Tobacco	No

City or County Fire Department	Yes

Regional Water Quality Control Board	No

Other Governmental Agencies:

• OSHA	Yes, as required to comply

• City of Mountain View/various	Yes (permits as required for Tenant Improvements]

     If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable. If your answer to any of the above is “yes,” please complete Sections VI and VII.
6.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises? Yes; if the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/	Quantity to be		Amount to be Stored	Maximum Period of
Substance	Stored on Premises	Storage Method	on a Monthly Basis	Premises Storage
Sporicidin [disinfectant] - 1 gallon		flammables cabinet	1 gallon

Citrus II [disinfectant] - 1 gallon		flammables cabinet	1 gallon

Cidex Plus [disinfectant] - 6 quarts		flammables cabinet	6 quarts

Clorox [disinfectant] - 1 quart		flammables cabinet	1 quart

Isopropyl IPA - 10 gallons		flammables cabinet	10 gallons

Alcohol / Class 10 / 2-Propanol — 1 gal		flammables cabinet	1 gal

Butane - 5 ounces		flammables cabinet	5 ounces

Flux [soldering] - 3 gallons		flammables cabinet	3 gallons

Silicon + remover [lubricant] - 2 quarts		flammables cabinet	2 quarts

Silicon primer - 2 ounces		flammables cabinet	2 ounces

Silicone dispersion formula / 2 parts		flammables cabinet	1 pint

Urethane [used in molds] - 2 gallons		flammables cabinet	2 gallons

Liquid Latex [used in molds] - 1 pint		flammables cabinet	1 pint

Witco bond [used in molding] - 2 quarts		flammables cabinet	2 quarts

Flexane 80 Liquid [casting] - 1 pint		flammables cabinet	1 pint

Chemtrec / 2 parts [casting] - 2 pints		flammables cabinet	2 pints

Xylene [expands plastic] - 2 gallons		flammables cabinet	2 gallons

PTFE Dry Lubricant Release Agent		flammables cabinet	1 quart

Acrylic cement [glue] - 4 ounces		flammables cabinet	4 ounces

Fast-Drying Epoxy [adhesive] – 10 oz	flammables cabinet	10 ounces

Tetra Etch/Fluorocarbon Etchant - 1 pint	flammables cabinet	1 pint

Fluoro Etch Safety Solvent - I pint	flammables cabinet	1 pint

Formaldehyde - 2 gallons	flammables cabinet	2 gallons

Chloroform - 8 ounces	flammables cabinet	8 ounces
     Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? No
7.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? No

If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Maximum Period of
Waste Name	Hazard Class	Volume/Month	Premises Storage

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Is any treatment or processing of hazardous wastes to be conducted at the Premises? No If the answer is “yes,” please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? No If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes ___No ___ If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? No If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? No If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? No If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? No If •the answer is “yes,” please describe:

Does your company carry environmental impairment insurance? No If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? No If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises? No

9.	ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes ___No ___If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release,

(v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:
     This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.
     DATED: July 27, 2004

Signature /s/ Dan Adams 27-July-2004

Print Name: Dan Adams

Title: Senior Mechanical Engineer and acting Safety Officer

EXHIBIT “D”
LIST OF PERSONAL PROPERTY
*380 Bernardo
Modular Furniture: Steelcase ‘Premise’
(5)	private office configurations
(1)	shipping desk configuration
(16)	8 x 10 cubes
(84)	8 x 8 cubes

(8)	8 x 10 cubes [ unbuilt ]
(26)	8 x 8 cubes [ unbuilt ]
Seating:
(160)	task chairs, black
(30)	stacking chairs, green/black
Tables:

(13)	60” x 24” rectangle	training tables
(6)	42” round	meeting table
(2)	48” round	meeting table
(2)	36” square	break table, black
(4)	96” x 33” rectangle	work tables, white/black
(1)	144” x 48” oval	conference table
(1)	120” x 48” oval	conference table
(1)	96” x 48” rectangle	conference table
(1)	84” x 48” oval	conference table
Lab Benches:
(6)	96” x 36” w/shelf, grey

(2)	96” x 36” w/shelf, white

(2)	72” x 36” w/shelf, white

(2)	72” x 30” w/shelf, white
     Shelving units:

(7)	72” x 48” x 24”	metal/wood
(1)	72” x 48” x 12”	metal/wood
Storage/file cabinets:

(3)	65” x 36”	Steelcase, 2-dr storage, beige
(3)	72” x 36”	Hon, 2-dr storage, beige
(5)	72” x 36”	Hon, 2-dr storage, black
(1)	36” x 36”	Hon, 2-dr storage, black

(1)	17” x 40” x 29”	flat file, 5-dwr, beige

(4)	52” x 42” x 18”	Steelcase, 4-dwr lateral, beige
(1)	37” x 42” x 18”	Steelcase, 3-dwr lateral, beige
(1)	27” x 42” x 18”	Steelcase, 2-dwr lateral, beige

(2)	64” x 42” x 12”	Steelcase, bookshelf, beige
(1)	55” x 42” x 12”	Steelcase, bookshelf, beige
Misc other equipment:
(1)	pallet jack, red
(1)	large, rolling trash bin, grey
(3)	patio picnic benches, wood/metal
(8)	outdoor, ashtray/trash bins
(1)	GE microwave
(2)	dishwashers
(1)	‘Acorto 994’ Espresso & Cappuccino maker
(1)	overhead projection unit [ ceiling mounted in 3110 ]
(1)	audio/video components [ wall mounted in 3109 ]
(2)	reception area chairs, mesh, brown
(1)	reception area table, metal, grey

EXHIBIT “E”
BILL OF SALE
     For the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, palmOne, Inc., a Delaware corporation (“Seller”), does hereby sell, transfer, and convey to Hansen Medical, Inc., a Delaware corporation (“Buyer”), the personal property owned by Seller and located within that certain premises commonly known as 380 N. Bernardo Avenue, Mountain View, California, as more particularly described on Schedule 1 attached hereto and made a part hereof (“Personal Property”).
     Buyer acknowledges that Seller is selling and Buyer is buying the Personal Property on an “as is, where is, with all faults” basis, and that Buyer is not relying on any representations or warranties of any kind whatsoever, express or implied, except as expressly set forth below, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose.
     Seller represents and warrants to Buyer, however, that Seller is conveying title to the Personal Property to Buyer free and clear of any liens or encumbrances. Buyer shall take delivery of the Personal Property in its “as-is, where-is, with all faults” condition. Seller shall have no obligation to repair or replace any item of Personal Property.
     This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California. Any waiver by either party of any breach of any term or condition of this Bill of Sale shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce such provision hereof operate as a waiver of such provision or of any other provision hereof, nor constitute nor be deemed as a waiver or release of any other party for anything arising out of, connected with or based upon this Bill of Sale. In the event of any litigation involving the parties arising out of this Bill of Sale, the prevailing party shall be entitled to recover from the other party such reasonable attorneys’ fees and costs as may reasonably be incurred, as awarded by the court hearing the matter.
     This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
Dated this _____day of ______________, 200___.

SELLER:	PALMONE, INC.
a Delaware corporation

By: /s/ Marina Levinson

Title: VP and CIO

BUYER:	HANSEN MEDICAL, INC.
a Delaware corporation

By: /s/ Frederic H. Moll

Title: CEO

LANDLORD CONSENT TO SUBLEASE
     THIS LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of the ___day of August 2004, by and among EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company (“Landlord”), PALMONE, INC., a Delaware corporation, (“Sublandlord”), and HANSEN MEDICAL, INC., a Delaware corporation (“Subtenant”).
RECITALS:
A.	Landlord (as successor in interest to Spieker Properties, L.P.), as landlord, and Sublandlord (as successor in interest to Handspring, Inc.), as tenant, are parties to that certain lease agreement dated April 24, 2000, as amended by that certain First Amendment dated January 31, 2003 (collectively, the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 28,069 rentable square feet (the “Premises”) described as that certain building located at 380 N. Bernardo, Mountain View, California (the “Building”).

B.	Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated July 27, 2004 attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease the entire Premises to Subtenant (the “Sublet Premises”).

C.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.
     NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:
1.	Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.	Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenent, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement, Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.	Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that, as among Landlord, Sublandlord and Subtenant, the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations. With respect to the foregoing sentence, as between Sublandlord and Subtenant, the terms and conditions of the Sublease shall control.

4.	No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable to Landlord for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.	Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $1,500 in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement.

6.	No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in accordance with the provisions of the Master Lease.

7.	Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or, except as otherwise expressly set forth in this Section 7, the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease. Notwithstanding anything to the contrary contained in this Consent Agreement, Landlord hereby consents to Sublessee’s use of the Premises for general office, light research and development, storage and shipping of small volumes of product, legal related uses, assembly and light manufacturing or minimally-invasive medical devices, such as catheter-based devices to address cardio-vascular disease, subject to all the limitations on use as set forth in Section 4.B of the Lease and the hazardous materials provisions set forth in Section 37 of the Lease.

8.	Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.	Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandlord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenent during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supersede any contrary provisions in the Sublease.

10.	Payments Under the Sublease. If at any time Sublandlord is in default beyond applicable notice and cure periods under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to landlord as required herein following receipt of written notice from landlord as described above, then landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the building lobby or elsewhere in the building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.	Excess Rent. If Landlord is entitled to any excess rent (defined below) from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. As used herein, the “excess rent” shall be deemed to mean any payments from Subtenant under the Sublease, whenever made, which exceed the payments payable by Sublandlord to Landlord under the Lease of the Sublet Premises. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.	Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: palmOne, Inc., 400 N. McCarthy Boulevard, Milpitas, California 94035, Attention: Real Estate and Site Services Department; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

13.	Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.	Counterparts. This Consent Agreement may be executed in counterparts and shall constitute an agreement biding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy of copies thereof reflecting the signature of all parties.

15.	Prior Merger and Assignment. Sublandlord hereby represents and warrants that Handspring, Inc., the original Tenant under the Lease merged with and into palmOne, Inc. under the name of palmOne, Inc. a corporation organized and existing under the laws of the State of Delaware (the “Merger”) as reflected in that certain Certificate of Ownership and Merger Merging Handspring, Inc., into palmOne Inc. dated March 5, 2004. Sublandlord further represents and warrants that (a) the Merger fully assigned or otherwise transferred, by operation of law or otherwise, all of Tenant’s right, title and interest in the Lease to Sublandlord (the “Transfer”) as of March 5, 2004; and (b) following the Merger, Sublandlord assumed and was thereafter bound by, whether by operation of law or otherwise, all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all adjustments of rent and other additional charges payable pursuant to the terms of the Lease. Nothing regarding the Merger or Transfer shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease. Sublandlord further hereby represents and warrants on behalf of Handspring, Inc. and on its own behalf, as applicable, (i) Handspring Inc. had full power and authority to assign its entire right, title and interest in the Lease to Sublandlord; (ii) Handspring Inc. had not previously transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; (iii) Handspring Inc. and Sublandlord had full power and authority to enter into the Merger; (iv) Handspring Inc., in connection with the Merger, assigned all of its rights, title, interest and obligations under the Lease, whether by operation of law or otherwise, to Sublandlord; (v) Handspring Inc. assigned or otherwise transferred, by operation of law or otherwise, the entire Security Deposit, if any, as described in the Lease, to the Sublandlord, and that, following the merger and (vi) Sublandlord will have a net worth that is equal to or greater than the net worth of Handspring Inc. as of the date of this Consent.

16.	Conflict. In the event of a conflict between the provisions of this Consent Agreement or the Lease, on the one hand, and the provisions of the Sublease, on the other hand, as among Landlord, Sublandlord and Subtenant the terms and conditions of the Lease and this Consent Agreement shall control. As among Sublandlord and Subtenant, in the event of a conflict between the provisions of this Consent Agreement or the Lease, on the one hand, and the provisions of the Sublease, on the other hand, the terms and conditions of the Sublease shall control.
[SIGNATURES ARE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD;

EOP-INDUSTRIAL PORTFOLIO, L.L.C.,
a Delaware limited liability company

By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

By:/s/ Richard Scott
Name: Richard Scott
Title: Regional Vice-President, Leasing

SUBLANDLORD:

PALMONE, INC., a Delaware corporation

By: /s/ Marina Levinson

Name: Marina Levinson

Title: VP and CIO

SUBTENANT;

HANSEN MEDICAL, INC., a Delaware corporation

By: /s/ David Lundmark

Name: David Lundmark

Title: VP, Legal Affairs